Exhibit 99.1

Centcore, A Division of Mitesco, Inc., Announces Launch of Crypto Processing Services (CPS) at Its Florida Data Center

Vero Beach, FL — August 26, 2025 — Centcore, a division of Mitesco, Inc. (OTC: MITI), today announced the launch of its Crypto Processing Services (CPS) at the company’s state-of-the-art Tier 3+ data center located in Florida. This new offering enables businesses and individual operators to leverage Centcore’s secure, compliant, and high-capacity infrastructure for cryptocurrency transaction processing, mining, and blockchain hosting solutions.

To celebrate the launch, Centcore is offering new CPS customers:

●	Significant savings compared to current market rates on rack space and power during the first 90 days;
●	No setup fees for customers signing contracts before October 31, 2025;
●	Priority onboarding with guaranteed uptime SLAs.

“Centcore’s Crypto Processing Services give clients the ability to scale into digital asset infrastructure with confidence,” said Brian Valania, General Manager of Centcore. “Our data center is designed for mission-critical workloads. By combining reliable uptime, strong compliance frameworks, and competitive economics, we’re delivering a solution that lowers barriers to entry and accelerates growth for crypto innovators.”

Valania added: “We believe this is the right time to bring CPS online. With the global demand for blockchain-based services increasing, our introductory offer ensures customers can begin operations quickly and cost-effectively. We invite interested clients to call us today for a custom quote.”

About Mitesco, Inc.

Mitesco (OTC: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

Investor Contact:
Jimmy Caplan
Email: jimmycaplan@me.com
Phone: 512.329.9505

About Centcore Data Center

Centcore, a division of Mitesco, Inc., provides secure, scalable cloud services tailored to modern enterprise and public sector needs. Located in Melbourne, FL, Centcore is a trusted provider across industries, offering certified infrastructure and high-availability solutions. www.centcoreusa.com

Centcore Contact:
Brian Valania
General Manager, Centcore Data Center
Phone: (610) 888-7509
Email: bvalania@centcoreusa.com

About Vero Technology Ventures

Our venture arm invests in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect at info@mitescoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, words such as: “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.